Exhibit 99.1

Summarized Tenant Financial Data

CH2M HILL Companies, Inc. ("CH2M HILL") currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding CH2M HILL is taken from its previously filed public reports. For more detailed financial information regarding CH2M HILL, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

	For the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(in thousands)
Consolidated Statements of Operations

Gross Revenue	$ 4,006,944	$ 3,152,221	$ 2,715,426
Operating Income	46,637	23,953	21,320
Net Income	38,901	81,639	32,338

	As of the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(in thousands)
Consolidated Balance Sheets

Total Assets	$ 1,279,541	$ 1,103,939	$ 829,930
Long-Term Debt	236	2,780	4,190
Stockholders' Equity	366,037	319,980	229,850